UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2013

Giggles N Hugs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-138944	20-1681362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Santa Monica Blvd., Suite 155, Los Angeles, CA 90067

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-553-4847

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 16, 2013, the Board of Directors of the registrant approved an amendment and restatement to the registrant’s bylaws (the “Bylaws”) to (i) reflect a change in the fiscal year to a 52-53 week fiscal year (Article VIII) and (ii) reflect the change in the name of the registrant to Giggles N’ Hugs, Inc., effective August 20, 2010. A copy of the registrant’s Bylaws, as amended and restated, is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

On October 16, 2013, the Board of Directors of the registrant approved the registrant’s change to a 52-53 week fiscal year ending on the Sunday nearest to December 31 of each year in order to improve the alignment of financial and business processes and to streamline financial reporting. This change is effective with the end of the registrant’s fiscal third quarter ended September 29, 2013. The registrant notes that the first and second fiscal quarters both ended on a Sunday, as such the change to a 52-53 week fiscal year will be retroactively applied as if it was adopted as of January 1, 2013. The registrant’s current fiscal year will end on December 29, 2013. In reliance on Exchange Act Release No. 26589, the registrant will not file a transition report covering the transition period from December 29, 2013 to December 31, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

99.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Giggles N Hugs, Inc.

Date: October 16, 2013
	By:	/s/ Joey Parsi
	Name:	Joey Parsi
	Title:	Chief Executive Officer